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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549


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                                 FORM 8-K



                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                        Date of Report May 20, 1994


                                                                    I.R.S.
Commission                                                         Employer
   File                                          State of       Identification
  Number              Registrant               Incorporation        Number


001-11227     Washington Energy Company           Washington       91-1005304
001-11271     Washington Natural Gas Company      Washington       91-1005303



                 815 Mercer Street, Seattle, Washington 98111
             (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code:  (206) 622-6767


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                                  PAGE 2

Item 5.  Other Events

On May 19, 1994, Washington Energy Company made the following press release:

RATE CASE SETTLEMENT OF $19 MILLION FILED FOR GAS UTILITY

     SEATTLE -- Washington Natural Gas, the principal subsidiary of Washing-ton Energy Co. (NYSE:WEG), filed an agreed stipulation for settlement of its rate case today with the Washington Utilities and Transportation Commission
(WUTC) seeking an increase of $19 million, or 4.9 percent, in annual revenues.

     If accepted by the commission, the negotiated settlement would conclude the process of reviewing the company's November 1993 request for a rate increase of $24.6 million, or 6.4 percent, in annual revenues.

     The proposed settlement would result in an increase in the average residential bill of approximately $2.42 a month.

     The stipulated settlement, signed by the Attorney General's office on behalf of the staff of the WUTC, the Office of Public Counsel and representa-tives of industrial customers of Washington Natural Gas, requests that the WUTC's three commissioners allow increased rates to go into effect by June 10, 1994.

     As part of the settlement, Washington Natural Gas has agreed not to make any further general rate filings until March 1, 1995.

     Washington Natural Gas serves more than 440,000 customers in the central Puget Sound area of western Washington.

PAGE 3



Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         WASHINGTON ENERGY COMPANY


                         by /S/ James P. Torgerson
                         Senior Vice President - Finance,
                         Planning and Development and
                         Chief Financial Officer


                         WASHINGTON NATURAL GAS COMPANY


                         by /S/ James P. Torgerson
                         Senior Vice President - Finance,
                         Planning and Development and
                         Chief Financial Officer


May 20, 1994

                                  PAGE 4

                              EXHIBIT INDEX

Exhibit

10.1 Stipulation for Submission and Decision